EXECUTION VERSION

SECURITY AGREEMENT

THIS SECURITY AGREEMENT (this “Agreement”), dated as of December 7, 2012, is made between Grandparents.com, Inc., a New York corporation (“Debtor”) and John Thomas Financial, Inc., a New York corporation (in its individual capacity, “Agent”), as collateral agent for the Lenders referred to below (in such capacity, “Secured Party”).

Debtor and Secured Party hereby agree as follows:

SECTION 1       Definitions; Interpretation.

(a)          All capitalized terms used in this Agreement and not otherwise defined herein shall have the meanings assigned to them in the Notes or Purchase Agreement.

(b)          As used in this Agreement, the following terms shall have the following meanings:

“Collateral” has the meaning set forth in Section 2.

“Contracts” means all contracts (including any customer, vendor, supplier, service or maintenance contract), leases, licenses, undertakings, purchase orders, permits, franchise agreements or other agreements (other than any right evidenced by Chattel Paper, Documents or Instruments), whether in written or electronic form, in or under which Debtor now holds or hereafter acquires any right, title or interest, including, without limitation, with respect to an Account, any agreement relating to the terms of payment or the terms of performance thereof.

“Copyright License” means any agreement, whether in written or electronic form, in which Debtor now holds or hereafter acquires any interest, granting any right in or to any Copyright or Copyright registration (whether Debtor is the licensee or the licensor thereunder) including, without limitation, licenses pursuant to which Debtor has obtained the exclusive right to use a copyright owned by a third party.

“Copyrights” means all of the following now owned or hereafter acquired or created (as a work for hire for the benefit of Debtor) by Debtor or in which Debtor now holds or hereafter acquires or receives any right or interest, in whole or in part: (a) all copyrights, whether registered or unregistered, held pursuant to the laws of the United States, any State thereof or any other country; (b) registrations, applications, recordings and proceedings in the United States Copyright Office or in any similar office or agency of the United States, any State thereof or any other country; (c) any continuations, renewals or extensions thereof; (d) any registrations to be issued in any pending applications, and shall include any right or interest in and to work protectable by any of the foregoing which are presently or in the future owned, created or authorized (as a work for hire for the benefit of Debtor) or acquired by Debtor, in whole or in part; (e) prior versions of works covered by copyright and all works based upon, derived from or incorporating such works; (f) income, royalties, damages, claims and payments now and hereafter due and/or payable with respect to copyrights, including, without limitation, damages, claims and recoveries for past, present or future infringement; (g) rights to sue for past, present and future infringements of any copyright; and (h) any other rights corresponding to any of the foregoing rights throughout the world.

“Directing Lenders” means at any time the Majority Investors.

“Event of Default” has the meaning set forth in Section 9.

“Intellectual Property” means any intellectual property, in any medium, of any kind or nature whatsoever, now or hereafter owned or acquired or received by Debtor or in which Debtor now holds or hereafter acquires or receives any right or interest, and shall include, in any event, any Copyright, Trademark, Patent, License, trade secret, customer list, marketing plan, internet domain name (including any right related to the registration thereof), proprietary or confidential information, mask work, source, object or other programming code, invention (whether or not patented or patentable), technical information, procedure, design, knowledge, know-how, software, data base, data, skill, expertise, recipe, experience, process, model, drawing, material or record.

“Lenders” means the Investors set forth in the Purchase Agreement.

“License” means any Copyright License, Patent License, Trademark License or other license of rights or interests, whether in-bound or out-bound, whether in written or electronic form, now or hereafter owned or acquired or received by Debtor or in which Debtor now holds or hereafter acquires or receives any right or interest, and shall include any renewals or extensions of any of the foregoing thereof.

“Money” means a medium of exchange authorized or adopted by a domestic or foreign government and includes a monetary unit of account established by an intergovernmental organization or by agreement between two or more nations.

“Note” means the Secured Convertible Promissory Notes made by Debtor in favor of Lenders pursuant to the Purchase Agreement, as amended, modified, renewed, extended or replaced from time to time.

“Obligations” means the indebtedness, liabilities and other obligations of Debtor to Secured Party, as collateral agent, and Lenders under or in connection with this Agreement and the Notes, including, without limitation, all unpaid principal of the Notes, all interest accrued thereon, all fees and all other amounts payable by Debtor to Secured Party, as collateral agent, and Lenders thereunder or in connection therewith, whether now existing or hereafter arising, and whether due or to become due, absolute or contingent, liquidated or unliquidated, determined or undetermined, and including interest that accrues after the commencement by or against Debtor of any bankruptcy or insolvency proceeding naming such Person as the debtor in such proceeding.

“Patent License” means any agreement, whether in written or electronic form, in which Debtor now holds or hereafter acquires any interest, granting any right with respect to any invention on which a Patent is in existence (whether Debtor is the licensee or the licensor thereunder).

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“Patents” means all of the following in which Debtor now holds or hereafter acquires any interest: (a) all letters patent of the United States or any other country, all registrations and recordings thereof and all applications for letters patent of the United States or any other country, including, without limitation, registrations, recordings and applications in the United States Patent and Trademark Office or in any similar office or agency of the United States, any State thereof or any other country; (b) all reissues, divisions, continuations, renewals, continuations-inpart or extensions thereof; (c) all petty patents, divisionals and patents of addition; (d) all patents to issue in any such applications specified in (a), (b) or (c) above; (e) income, royalties, damages, claims and payments now and hereafter due and/or payable with respect to patents, including, without limitation, damages, claims and recoveries for past, present or future infringement; and (f) rights to sue for past, present and future infringements of any patent.

“Pledged Collateral” means Debtor’s investment property, including any ownership interests in any subsidiaries of Debtor.

“Purchase Agreement” means the Note Purchase Agreement, dated as of December 7, 2012, by and among the Debtor and the Lenders.

“Trademark License” means any agreement, whether in written or electronic form, in which Debtor now holds or hereafter acquires any interest, granting any right in and to any Trademark or Trademark registration (whether Debtor is the licensee or the licensor thereunder).

“Trademarks” means any of the following in which Debtor now holds or hereafter acquires any interest: (a) any trademarks, tradenames, domain names, corporate names, company names, business names, trade styles, service marks, logos, other source or business identifiers, in each case, whether registered or not, prints and labels on which any of the foregoing have appeared or appear, designs and general intangibles of like nature, now existing or hereafter adopted, created or acquired, all registrations and recordings thereof and any applications in connection therewith, including, without limitation, registrations, recordings and applications in the United States Patent and Trademark Office or in any similar office or agency of the United States, any State thereof or any other country (collectively, the “Marks”); (b) any reissues, extensions or renewals thereof; (c) the goodwill of the business symbolized by or associated with the Marks; (d) income, royalties, damages, claims and payments now and hereafter due and/or payable with respect to the Marks, including, without limitation, damages, claims and recoveries for past, present or future infringement; and (e) rights to sue for past, present and future infringements of the Marks.

“Transactional Documents” means this Agreement, the Notes, the Warrants and the Purchase Agreement.

“UCC” means the Uniform Commercial Code as the same may, from time to time, be in effect in the State of New York.

“Warrants” means the Warrants issued by Debtor in favor of Lenders pursuant to the Purchase Agreement, as amended, modified, renewed, extended or replaced from time to time.

(c)          Where applicable and except as otherwise defined herein, terms used in this Agreement shall have the meanings assigned to them in the UCC.

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(d)          In this Agreement, (i) the meaning of defined terms shall be equally applicable to both the singular and plural forms of the terms defined; and (ii) the captions and headings are for convenience of reference only and shall not affect the construction of this Agreement.

SECTION 2       Security Interest.

(a)          As security for the payment and performance of the Obligations, Debtor hereby grants to Secured Party as collateral agent, for itself and for the ratable benefit of Lenders, a security interest in all of Debtor’s right, title and interest in, to and under all of its personal property, including all of the following, in each case, wherever located and whether now existing or owned or hereafter acquired or arising (collectively, the “Collateral”):

(i)          All Accounts (including, without limitation, all accounts receivable) of Debtor;

(ii)         All Chattel Paper of Debtor;

(iii)        All Commercial Tort Claims of Debtor;

(iv)        All Commodity Accounts of Debtor;

(v)         All Contracts (and all rights under such Contracts) of Debtor;

(vi)        All Deposit Accounts of Debtor;

(vii)       All Documents of Debtor;

(viii)      All Goods of Debtor, including, without limitation, Equipment, Inventory, and Fixtures;

(ix)         All Instruments of Debtor, including, without limitation, Promissory Notes;

(x)          All Investment Property of Debtor;

(xi)         All Letter-of Credit Rights of Debtor;

(xii)        All Money of Debtor;

(xiii)       All Securities Accounts of Debtor;

(xiv)      All Supporting Obligations of Debtor;

(xv)       All Intellectual Property of Debtor;

(xvi)      All property of Debtor held by any Lender, or any other party for whom any Lender is acting as agent, including, without limitation, all property of every description now or hereafter in the possession or custody of or in transit to any Lender or such other party for any purpose, including, without limitation, safekeeping, collection or pledge, for the account of Debtor, or as to which Debtor may have any right or power;

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(xvii)     All other goods and personal property of Debtor, wherever located, whether tangible or intangible, and whether now owned or hereafter acquired, existing, leased or consigned by or to Debtor; and

(xviii)    To the extent not otherwise included, all Proceeds of each of the foregoing and all accessions to, substitutions and replacements for and rents, profits and products of each of the foregoing.

The interest of any Lender in the Collateral shall be on a parity with the interests of all other Lenders, and the interest of each Lender in the Collateral shall be ratable in the proportion that the aggregate indebtedness then outstanding and unpaid under the Note(s) held by such Lender bears to the aggregate indebtedness then outstanding and unpaid under the Notes held by all Lenders (except to the extent the Lenders agree to any other ratable interest therein). Any Lender holding any instruments, certificated Pledged Collateral or other Collateral hereunder shall do so as agent for Secured Party and for the ratable benefit of all Lenders.

(b)          This Agreement shall create a continuing security interest in the Collateral which shall remain in effect until terminated in accordance with Section 20 hereof.

SECTION 3       Financing Statements and Other Action.

(a)          Debtor hereby authorizes Secured Party to file at any time and from time to time any financing statements describing the Collateral, and Debtor hereby authorizes Secured Party to file (with or without Debtor’s signature), at any time and from time to time, all amendments to financing statements, assignments, continuation financing statements, termination statements, and other documents and instruments, in form reasonably satisfactory to Secured Party, as Secured Party may reasonably request, to perfect and continue perfected, maintain the priority of or provide notice of the security interest of Secured Party in the Collateral and to accomplish the purposes of this Agreement. Without limiting the generality of the foregoing, Debtor ratifies and authorizes the filing by Secured Party of any financing statements filed prior to the date hereof.

(b)          Upon request of Secured Party, Debtor will cooperate with Secured Party in obtaining control (as defined in the UCC) of Collateral consisting of deposit accounts (with deposits in excess of $50,000), investment property, letter of credit rights and electronic chatter paper.

(c)          Upon request of Secured Party, Debtor will join with Secured Party in notifying any third party who has possession of any Collateral of Secured Party’s security interest therein.

(d)          Upon request of Secured Party, Debtor (i) shall cause certificates to be issued in respect of any uncertificated Pledged Collateral, (ii) shall exchange certificated Pledged Collateral for certificates of larger or smaller denominations, and (iii) shall cause any securities intermediaries to show on their books that Secured Party is the entitlement holder with respect to any Pledged Collateral.

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(e)          Debtor will not create any chattel paper without placing a legend on the chattel paper acceptable to Secured Party indicating that Secured Party has a security interest in the chattel paper.

SECTION 4       Rights of Lenders; Collection of Accounts.

(a)          Notwithstanding anything contained in this Agreement to the contrary, Debtor expressly agrees that it shall remain liable under each of its Contracts, Chattel Paper, Documents and Instruments to observe and perform all the conditions and obligations to be observed and performed by it thereunder and that it shall perform all of its duties and obligations thereunder, all in accordance with and pursuant to the terms and provisions of each such Contract, Chattel Paper, Document and Instrument. The Secured Party and the Lenders shall not have any obligation or liability under any such Contract, Chattel Paper, Document or Instrument by reason of or arising out of this Agreement or the granting to the Lenders or Secured Party of a lien therein or the receipt by any Lender of any payment relating to any such Contract, Chattel Paper, Document or Instrument pursuant hereto, nor shall any Lender or the Secured Party be required or obligated in any manner to perform or fulfill any of the obligations of Debtor under or pursuant to any such Contract, Chattel Paper, Document or Instrument, or to make any payment, or to make any inquiry as to the nature or the sufficiency of any payment received by it or the sufficiency of any performance by any party under any such Contract, Chattel Paper, Document or Instrument, or to present or file any claim, or to take any action to collect or enforce any performance or the payment of any amounts which may have been assigned to it or to which it may be entitled at any time or times.

(b)          The Secured Party, on behalf of the Lenders, authorizes Debtor to collect its Accounts. Upon the occurrence and during the continuance of any Event of Default, at the request of the Secured Party, Debtor shall deliver all original and other documents evidencing and relating to the performance of labor or service which created such Accounts, including, without limitation, all original orders, invoices and shipping receipts.

(c)          The Secured Party may at any time, upon the occurrence and during the continuance of any Event of Default, after providing Debtor with written notice 10 days prior to taking any of the following actions, notify Account Debtors of Debtor, parties to the Contracts of Debtor, and obligors in respect of Instruments of Debtor and obligors in respect of Chattel Paper of Debtor that the Accounts and the right, title and interest of Debtor in and under such Contracts, Instruments and Chattel Paper have been assigned to the Lenders and that payments shall be made directly to the Secured Party for distribution to the Lenders. Upon the occurrence and during the continuance of any Event of Default, upon the request of the Secured Party, Debtor shall so notify such Account Debtors, parties to such Contracts, obligors in respect of such Instruments and obligors in respect of such Chattel Paper. The Secured Party may, in its name or in the name of other Lenders, communicate with such Account Debtors, parties to such Contracts, obligors in respect of such Instruments and obligors in respect of such Chattel Paper to verify with such parties, to Secured Party’s satisfaction, the existence, amount and terms of any such Accounts, Contracts, Instruments or Chattel Paper.

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(d)          The Secured Party may make all appropriate filings in the United States Patent and Trademark Office to perfect the Secured Party’s security interest granted herein in the Patents.

SECTION 5       Representations and Warranties. Debtor represents and warrants to Secured Party and each Lender that:

(a)          Debtor is duly organized, validly existing and in good standing under the law of the jurisdiction of its organization and has all requisite power and authority to execute, deliver and perform its obligations under this Agreement.

(b)          The execution, delivery and performance by Debtor of this Agreement have been duly authorized by all necessary actions of Debtor, and this Agreement constitutes the legal, valid and binding obligations of Debtor, enforceable against Debtor in accordance with its terms.

(c)          No authorization, consent, approval, license, exemption of, or filing or registration with, any governmental authority or agency, or approval or consent of any other Person, is required for the due execution, delivery or performance by Debtor of this Agreement, except for any filings necessary to perfect any Liens on any Collateral.

(d)          Debtor’s chief executive office and principal place of business (as of the date of this Agreement) are located at the address set forth on Schedule A; Debtor’s jurisdiction of organization and organizational identification number are set forth on Schedule A; Debtor’s exact legal name is as set forth in the first paragraph of this Agreement; the Collateral consisting of goods, other than motor vehicles and other mobile goods, is presently located at the address set forth on Schedule A.

(e)          All Collateral of Debtor consisting of Chattel Paper, Instruments or Investment Property is set forth on Schedule B attached hereto.

(f)          The name and address of each depository institution at which Debtor maintains any Deposit Account and the account number and account name of each such Deposit Account is listed on Schedule C attached hereto. The name and address of each securities intermediary or commodity intermediary at which Debtor maintains any Securities Account or Commodity Account and the account number and account name is listed on Schedule C attached hereto. Debtor agrees to amend Schedule C upon the Secured Party’s request to reflect the opening of any additional Deposit Account, Securities Account or Commodity Account, or closing or changing the account name or number on any existing Deposit Account, Securities Account, or Commodity Account.

(g)          Debtor has rights in or the power to transfer the Collateral.

(h)          Debtor possesses all Intellectual Property, including all Licenses, Patents, Trademarks, Copyrights, and other intellectual property rights, free from burdensome restrictions necessary to enable it to conduct its business as presently conducted, except for those the lack of which could not reasonably be expected to have a Material Adverse Effect.

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(i)           Debtor is not and will not become a lessee under any real property lease or other agreement governing the location of Collateral at the premises of another Person pursuant to which the lessor or such other Person may obtain any rights in any of the Collateral, and no such lease or other such agreement now prohibits, restrains, impairs or will prohibit, restrain or impair such Debtor’s right to remove any Collateral from the premises at which such Collateral is situated, except for the usual and customary restrictions contained in such leases of real property.

(j)           No control agreements exist with respect to any Collateral other than control agreements in favor of Secured Party.

(k)          Debtor does not have or hold any chattel paper, letter-of-credit rights or commercial tort claims except as disclosed to Secured Party.

(l)           Debtor does not have any subsidiaries except as disclosed to Secured Party.

(m)         Debtor is and will be the legal record and beneficial owner of all Pledged Collateral, and has and will have good and marketable title thereto.

SECTION 6       Covenants. So long as any of the Obligations remain unsatisfied, Debtor agrees that:

(a)          Debtor shall appear in and defend any action, suit or proceeding which may affect to a material extent its title to, or right or interest in, or Secured Party’s right or interest in, the Collateral, and shall do and perform all reasonable acts that may be necessary and appropriate to maintain, preserve and protect the Collateral. Debtor shall use commercially reasonable efforts to (i) protect, defend and maintain the validity and enforceability of its Copyrights, Patents and Trademarks material to Debtor’s business and (ii) detect and stop infringements of all Copyrights, Patents and Trademarks material to Debtor’s business.

(b)          Debtor shall comply in all material respects with all laws, regulations and ordinances, and all policies of insurance, relating in a material way to the possession, operation, maintenance and control of the Collateral.

(c)          Debtor shall give prompt written notice to Secured Party (and in any event not later than thirty (30) days following any change described below in this subsection) of: (i) any change in the location of Debtor’s chief executive office or principal place of business; (ii) any change in its name; (iii) any changes in its identity or structure in any manner which might make any financing statement filed hereunder incorrect or misleading; (iv) any change in its registration as an organization (or any new such registration); or (v) any change in its jurisdiction of organization; provided that Debtor shall not locate any Collateral outside of the United States nor shall Debtor change its jurisdiction of organization to a jurisdiction outside of the United States.

(d)          Debtor shall carry and maintain in full force and effect, at its own expense and with financially sound and reputable insurance companies, insurance with respect to the Collateral in such amounts, with such deductibles and covering such risks as is customarily carried by companies engaged in the same or similar businesses and owning similar properties in the localities where Debtor operates.

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(e)          Debtor shall keep separate, accurate and complete books and records with respect to the Collateral, disclosing Secured Party’s security interest hereunder.

(f)           Debtor shall not surrender or lose possession of (other than to Secured Party), sell, lease, rent, or otherwise dispose of or transfer any of the Collateral or any right or interest therein, except in the ordinary course of business or unless such Collateral is replaced by comparable Collateral of similar value; provided that no such disposition or transfer of Collateral consisting of Pledged Collateral or instruments shall be permitted while any Event of Default exists.

(g)          Debtor shall pay and discharge all taxes, fees, assessments and governmental charges or levies imposed upon it with respect to the Collateral prior to the date on which penalties attach thereto, except to the extent such taxes, fees, assessments or governmental charges or levies are being contested in good faith by appropriate proceedings.

(h)          Debtor shall pay and discharge all taxes, fees, assessments and governmental charges or levies imposed upon it with respect to the Collateral prior to the date on which penalties attach thereto, except to the extent such taxes, fees, assessments or governmental charges or levies are being contested in good faith by appropriate proceedings.

(i)           Debtor shall maintain and preserve its legal existence, its rights to transact business and all other rights, franchises and privileges necessary or desirable in the normal course of its business and operations and the ownership of the Collateral, except in connection with any transactions expressly permitted by the Notes or Purchase Agreement.

(j)           Debtor shall not change its jurisdiction of organization or relocate its chief executive office, principal place of business or its records from such address(es) provided to the Secured Party without the providing notice to the Secured Party at least ten (10) days prior to taking any such action.

(k)          Upon the request of Secured Party, Debtor shall (i) immediately deliver to Secured Party, or an agent designated by it, appropriately endorsed or accompanied by appropriate instruments of transfer or assignment, all documents and instruments, all certificated securities with respect to any Pledged Collateral, all letters of credit and all accounts and other rights to payment at any time evidenced by promissory notes, trade acceptances or other instruments, in each case, that has a value in excess of $50,000, and (ii) provide such notice, obtain such acknowledgments and take all such other action, with respect to any chattel paper, documents and letter-of credit rights, as Secured Party shall reasonably specify.

(l)           Debtor shall at any reasonable time and from time to time (but not more than twice per year, unless an Event of Default exists) permit Secured Party or any of its agents or representatives to visit the premises of Debtor and inspect the Collateral and to examine and make copies of and abstracts from the records and books of account of Debtor.

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(m)         Debtor shall: (i) with such frequency as Secured Party may require, furnish to Secured Party such lists of customers and other information relating to the accounts and other rights to payment as Secured Party shall reasonably request; (ii) give only normal discounts, allowances and credits as to accounts and other rights to payment, in the ordinary course of business, according to normal trade practices utilized by Debtor, and enforce all accounts and other rights to payment strictly in accordance with their terms, except that Debtor may grant any extension of the time for payment or enter into any agreement to make a rebate or otherwise to reduce the amount owing on or with respect to, or compromise or settle for less than the full amount thereof, any account or other right to payment, in the ordinary course of business, according to normal and prudent trade practices utilized by Debtor; and (iii) upon the request of Secured Party (A) at any time, notify all or any designated portion of the account debtors and other obligors on the accounts and other rights to payment of the security interest hereunder, and (B) upon the occurrence and during the continuance of an Event of Default, notify the account debtors and other obligors on the accounts and other rights to payment or any designated portion thereof that payment shall be made directly to Secured Party or to such other Person or location as Secured Party shall specify.

(n)          Debtor shall, at such times as Secured Party shall reasonably request, prepare and deliver to Secured Party a report of all Inventory, in form and substance satisfactory to Secured Party.

(o)          Debtor shall (i) notify Secured Party of any material claim made or asserted against the Collateral by any Person and of any change in the composition of the Collateral or other event which could materially adversely affect the value of the Collateral or Secured Party’s Lien thereon; (ii) furnish to Secured Party such statements and schedules further identifying and describing the Collateral and such other reports and other information in connection with the Collateral as Secured Party may reasonably request, all in reasonable detail; and (iii) upon reasonable request of Secured Party make such demands and requests for information and reports as Debtor is entitled to make in respect of the Collateral.

(p)          If and when Debtor shall obtain rights to any new Patents, Trademarks, or Copyrights, or otherwise acquire or become entitled to the benefit of, or apply for registration of, any of the foregoing, Debtor shall promptly notify Secured Party thereof.

(q)         Debtor shall give Secured Party prompt notice of the acquisition of any instruments or securities, or the establishment of any new deposit account, commodity account or securities account.

(r)          Debtor shall promptly notify Secured Party if Debtor holds or acquires (i) any commercial tort claims, (ii) any chattel paper, including any interest in any electronic chattel paper, (iii) any letter-of-credit rights, (iv) any instruments or (v) any investment property.

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SECTION 7       Rights of Secured Party.

(a)          At the request of Secured Party, upon the occurrence and during the continuance of any Event of Default, all remittances received by Debtor in respect of its accounts and other rights to payment shall be held in trust for Secured Party and, in accordance with Secured Party’s instructions, remitted to Secured Party or deposited to an account of Secured Party in the form received (with any necessary endorsements or instruments of assignment or transfer).

(b)          At the request of Secured Party, upon the occurrence and during the continuance of any Event of Default, Secured Party shall be entitled to receive all distributions and payments of any nature with respect to any Pledged Collateral or instrument Collateral, and all such distributions or payments received by the Debtor shall be held in trust for Secured Party and, in accordance with Secured Party’s instructions, remitted to Secured Party or deposited to an account designated by Secured Party in the form received (with any necessary endorsements or instruments of assignment or transfer). Further, upon the occurrence and during the continuance of any Event of Default any such distributions and payments with respect to any Pledged Collateral held in any securities account shall be held and retained in such securities account, in each case as part of the Collateral hereunder, and Secured Party shall have the right, following prior written notice to the Debtor, to vote and to give consents, ratifications and waivers with respect to any Pledged Collateral and instruments, and to exercise all rights of conversion, exchange, subscription or any other rights, privileges or options pertaining thereto, as if Secured Party were the absolute owner thereof; provided that Secured Party shall have no duty to exercise any of the foregoing rights afforded to it and shall not be responsible to the Debtor or any other Person for any failure to do so or delay in doing so.

SECTION 8       Authorization; Secured Party Appointed Attorney-in-Fact.

Secured Party shall have the right to, in the name of Debtor, or in the name of Secured Party or otherwise, upon notice to but without the requirement of assent by Debtor, and Debtor hereby constitutes and appoints Secured Party (and any of Secured Party’s officers, employees or agents designated by Secured Party) as Debtor’s true and lawful attorney-in-fact, with full power and authority to: (i) sign and file any of the financing statements and other documents and instruments which must be executed or filed to perfect or continue perfected, maintain the priority of or provide notice of Secured Party’s security interest in the Collateral (including any notices to or agreements with any securities intermediary); (ii) assert, adjust, sue for, compromise or release any claims under any policies of insurance; and (iii) execute any and all such other documents and instruments, and do any and all acts and things for and on behalf of Debtor, which Secured Party may deem reasonably necessary or advisable to maintain, protect, realize upon and preserve the Collateral and Secured Party’s security interest therein and to accomplish the purposes of this Agreement. Secured Party agrees that, except upon and during the continuance of an Event of Default, it shall not exercise the power of attorney, or any rights granted to Secured Party, pursuant to clauses (ii) and (iii). The foregoing power of attorney is coupled with an interest and irrevocable so long as the Obligations have not been paid and performed in full. Debtor hereby ratifies, to the extent permitted by law, all that Secured Party shall lawfully and in good faith do or cause to be done by virtue of and in compliance with this Section 8.

SECTION 9       Events of Default. Any Event of Default under the Notes shall constitute an “Event of Default” hereunder.

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SECTION 10       Remedies.

(a)          Upon the occurrence and during the continuance of any Event of Default, Secured Party may declare any of the Obligations to be immediately due and payable and shall have, in addition to all other rights and remedies granted to it in this Agreement or the Notes, all rights and remedies of a secured party under the UCC and other applicable laws. Without limiting the generality of the foregoing, (i) Secured Party may peaceably and without notice enter any premises of Debtor, take possession of any the Collateral, remove or dispose of all or part of the Collateral on any premises of such Debtor or elsewhere, or, in the case of equipment, render it nonfunctional, and otherwise collect, receive, appropriate and realize upon all or any part of the Collateral, and demand, give receipt for, settle, renew, extend, exchange, compromise, adjust, or sue for all or any part of the Collateral, as Secured Party may determine; (ii) Secured Party may require any Debtor to assemble all or any part of the Collateral and make it available to Secured Party at any place and time designated by Secured Party; (iii) Secured Party may secure the appointment of a receiver of the Collateral or any part thereof (to the extent and in the manner provided by applicable law); (iv) Secured Party may sell, resell, lease, use, assign, license, sublicense, transfer or otherwise dispose of any or all of the Collateral in its then condition or following any commercially reasonable preparation or processing (utilizing in connection therewith any of Debtor’s assets, without charge or liability to Secured Party therefor) at public or private sale, by one or more contracts, in one or more parcels, at the same or different times, for cash or credit, or for future delivery without assumption of any credit risk, all as Secured Party deems advisable; provided, however, that Debtor shall be credited with the net proceeds of sale only when such proceeds are finally collected by Secured Party. Debtor recognizes that Secured Party may be unable to make a public sale of any or all of the Pledged Collateral, by reason of prohibitions contained in applicable securities laws or otherwise, and expressly agrees that a private sale to a restricted group of purchasers for investment and not with a view to any distribution thereof shall be considered a commercially reasonable sale. Secured Party and each Lender shall have the right upon any such public sale, and, to the extent permitted by law, upon any such private sale, to purchase the whole or any part of the Collateral so sold, free of any right or equity of redemption, which right or equity of redemption Debtor hereby releases, to the extent permitted by law. Secured Party shall give Debtor such notice of any private or public sales as may be required by the UCC or other applicable law.

(b)          For the purpose of enabling Secured Party to exercise its rights and remedies under this Section 10 or otherwise in connection with this Agreement, Debtor hereby grants to Secured Party an irrevocable, non-exclusive and assignable license (exercisable without payment or royalty or other compensation to Debtor) to use, license or sublicense any Intellectual Property Collateral.

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(c)          Neither Secured Party nor any Lender shall have any obligation to clean up or otherwise prepare the Collateral for sale. Secured Party has no obligation to attempt to satisfy the Obligations by collecting them from any other Person liable for them, and Secured Party and Lenders may release, modify or waive any Collateral provided by any other Person to secure any of the Obligations, all without affecting Secured Party’s or any Lender’s rights against Debtor. Debtor waives any right it may have to require Secured Party or any Lender to pursue any third Person for any of the Obligations. Secured Party and Lenders may comply with any applicable state or federal law requirements in connection with a disposition of the Collateral and compliance will not be considered adversely to affect the commercial reasonableness of any sale of the Collateral. Secured Party may sell the Collateral without giving any warranties as to the Collateral. Secured Party may specifically disclaim any warranties of title or the like. This procedure will not be considered adversely to affect the commercial reasonableness of any sale of the Collateral. If Secured Party sells any of the Collateral upon credit, Debtor will be credited only with payments actually made by the purchaser, received by Secured Party and applied to the indebtedness of the purchaser. In the event the purchaser fails to pay for the Collateral, Secured Party may resell the Collateral and Debtor shall be credited with the proceeds of the sale.

(d)          To the extent Debtor uses the proceeds of any of the Obligations to purchase Collateral, Debtor’s repayment of the Obligations shall apply on a “first-in, first-out” basis so that the portion of the Obligations used to purchase a particular item of Collateral shall be paid in the chronological order the Debtor purchased the Collateral.

(e)          The cash proceeds actually received from the sale or other disposition or collection of Collateral, and any other amounts received in respect of the Collateral the application of which is not otherwise provided for herein, shall be applied first, to the payment of the reasonable costs and expenses of Secured Party in exercising or enforcing its rights hereunder and in collecting or attempting to collect any of the Collateral; and second, to the payment of the Obligations. Any surplus thereof which exists after payment and performance in full of the Obligations shall be promptly paid over to Debtor or otherwise disposed of in accordance with the UCC or other applicable law. Debtor shall remain liable to Secured Party, as collateral agent, and each Lender, for any deficiency which exists after any sale or other disposition or collection of Collateral.

(f)          In taking any action under this Section 10 or otherwise taking action as collateral agent on behalf of Lenders and exercising such powers and performing such duties under this Agreement as are granted to Secured Party hereunder, except to the extent otherwise provided under the Transactional Documents, Secured Party shall act in each case in accordance with the instructions of the Directing Lenders; provided, however, that, without the consent of all Lenders, Secured Party shall not, and may not be directed to, release any of the Collateral or terminate this Agreement, except in connection with a sale or other disposition of Pledged Collateral under this Section 10, as otherwise contemplated or permitted hereunder or under the Transactional Documents or as contemplated by Section 20.

SECTION 11       Certain Waivers. Debtor waives, to the fullest extent permitted by law, (a) any right of redemption with respect to the Collateral, whether before or after sale hereunder, and all rights, if any, of marshalling of the Collateral or other collateral or security for the Obligations; (b) any right to require Secured Party (i) to proceed against any Person, (ii) to exhaust any other collateral or security for any of the Obligations, (iii) to pursue any remedy in Secured Party’s power, or (iv) to make or give any presentments, demands for performance, notices of nonperformance, protests, notices of protests or notices of dishonor in connection with any of the Collateral; and (c) all claims, damages, and demands against Secured Party or any Lender arising out of the repossession, retention, sale or application of the proceeds of any sale of the Collateral.

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SECTION 12       Notices. All notices or other communications hereunder shall be effected in the manner provided for in Section 5.6 of the Purchase Agreement.

SECTION 13       No Waiver; Cumulative Remedies. No failure on the part of Secured Party or any Lender to exercise, and no delay in exercising, any right, remedy, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, remedy, power or privilege preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights and remedies under this Agreement are cumulative and not exclusive of any rights, remedies, powers and privileges that may otherwise be available to Secured Party and the Lenders.

SECTION 14       Indemnification.

(a)          Debtor hereby agrees to indemnify Secured Party and each Lender (each an “Indemnified Person”) against, and hold each of them harmless from, any and all liabilities, obligations, losses, claims, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever, including the reasonable fees and disbursements of counsel to an Indemnified Person, which may be imposed on or incurred by any Indemnified Person, or asserted against any Indemnified Person by any third party or by Debtor, in any way relating to or arising out of, in connection with, or as a result of (i) the execution or delivery of this Agreement or any agreement or instrument contemplated hereby, the performance by the parties hereto of their respective obligations hereunder or thereunder, the transactions contemplated hereby or the Collateral, or (ii) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory, whether brought by a third party or by Debtor (the “Indemnified Liabilities”); provided that Debtor shall not be liable to any Indemnified Person for any portion of such Indemnified Liabilities to the extent they are found by a final decision of a court of competent jurisdiction to have resulted from such Indemnified Person’s gross negligence or willful misconduct.

(b)          Any amounts payable to Secured Party and the Lenders under this Section 14 or otherwise under this Agreement if not paid upon demand shall bear interest from the date of such demand until paid in full, at the Applicable Rate.

SECTION 15       Secured Party’s Appointment as Attorney-In-Fact; Performance by Secured Party.

(a)          Subject to Section 15(b) below, Debtor hereby irrevocably constitutes and appoints the Secured Party, and any officer or agent of the Secured Party, with full power of substitution, as its true and lawful attorney-in-fact with full, irrevocable power and authority in the place and stead of Debtor and in the name of Debtor or in its own name, from time to time at the Secured Party’s discretion, for the purpose of carrying out the terms of this Agreement, to take any and all appropriate action and to execute and deliver any and all documents and instruments which may be necessary or desirable to accomplish the purposes of this Agreement and, without limiting the generality of the foregoing, hereby gives the Secured Party the power and right, on behalf of Debtor, without notice to or assent by Debtor to do the following:

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(i)           to ask, demand, collect, receive and give acquittances and receipts for any and all monies due or to become due under any Collateral and, in the name of Debtor, in its own name or otherwise to take possession of, endorse and collect any checks, drafts, notes, acceptances or other Instruments for the payment of monies due under any Collateral and to file any claim or take or commence any other action or proceeding in any court of law or equity or otherwise deemed appropriate by the Secured Party for the purpose of collecting any and all such monies due under any Collateral whenever payable;

(ii)          to pay or discharge any Liens, including, without limitation, any tax lien, levied or placed on or threatened against the Collateral, to effect any repairs or any insurance called for by the terms of this Agreement and to pay all or any part of the premiums therefor and the costs thereof, which actions shall be for the benefit of Secured Party and not Debtor;

(iii)         to (1) direct any person liable for any payment under or in respect of any of the Collateral to make payment of any and all monies due or to become due thereunder directly to the Secured Party or as the Secured Party shall direct, (2) receive payment of any and all monies, claims and other amounts due or to become due at any time arising out of or in respect of any Collateral, (3) sign and endorse any invoices, freight or express bills, bills of lading, storage or warehouse receipts, drafts against debtors, assignments, verifications and notices in connection with Accounts and other Instruments and Documents constituting or relating to the Collateral, (4) commence and prosecute any suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect the Collateral or any part thereof and to enforce any other right in respect of any Collateral, (5) defend any suit, action or proceeding brought against Debtor with respect to any Collateral, (6) settle, compromise or adjust any suit, action or proceeding described above, and in connection therewith, give such discharges or releases as the Secured Party may deem appropriate and (7) sell, transfer, pledge, make any agreement with respect to or otherwise deal with any of the Collateral as fully and completely as though the Secured Party were the absolute owner thereof for all purposes; and

(iv)         to do, at the Secured Party’s option and Debtor’s expense, at any time, or from time to time, all acts and things which the Secured Party may reasonably deem necessary to protect, preserve or realize upon the Collateral and the Secured Party’s security interest therein in order to effect the intent of this Agreement, all as fully and effectively as Debtor might do.

(b)          The Secured Party agrees that, except upon the occurrence and during the continuation of an Event of Default, it shall not exercise the power of attorney or any rights granted to the Secured Party pursuant to this Section 15. Debtor hereby ratifies, to the extent permitted by law, all that said attorney shall lawfully do or cause to be done by virtue hereof. The power of attorney granted pursuant to this Section 15 is a power coupled with an interest and shall be irrevocable until this Agreement is terminated in accordance with Section 22 hereof.

(c)          If Debtor fails to perform or comply with any of its agreements contained herein and the Secured Party, as provided for by the terms of this Agreement, shall perform or comply, or otherwise cause performance or compliance, with such agreement, the reasonable expenses, including reasonable attorneys’ fees and costs, of the Secured Party incurred in connection with such performance or compliance, together with interest thereon at the Applicable Rate, shall be payable by Debtor to the Secured Party within five (5) business days of demand and shall constitute Obligations secured hereby.

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SECTION 16        [Intentionally Omitted].

SECTION 17       Binding Effect. This Agreement shall be binding upon, inure to the benefit of and be enforceable by Debtor, Secured Party, each Lender and their respective successors and assigns and shall bind any Person who becomes bound as a debtor to this Agreement. Debtor may not assign, transfer, hypothecate or otherwise convey its rights, benefits, obligations or duties hereunder without the prior express written consent of Secured Party, as collateral agent, and Lenders. Any such purported assignment, transfer, hypothecation or other conveyance by Debtor without the prior express written consent of Secured Party, as collateral agent, and Lenders shall be void.

SECTION 18       Governing Law. This Agreement shall be governed by, and construed in accordance with, the law of the State of New York, except as required by mandatory provisions of law and to the extent the validity or perfection of the security interests hereunder, or the remedies hereunder, in respect of any Collateral are governed by the law of a jurisdiction other than New York.

SECTION 19       Entire Agreement; Amendment. This Agreement contains the entire agreement of the parties with respect to the subject matter hereof. No amendment or waiver of any provision of this Agreement nor consent to any departure therefrom by Debtor shall in any event be effective unless the same shall be in writing and signed by Secured Party (with the consent of the Directing Lenders), and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that without the consent of all Lenders, no amendment, waiver or consent shall do any of the following: (i) subject the Lenders to any additional obligations; (ii) reduce any amount payable to the Lenders hereunder; (iii) postpone any date fixed for any payment in respect of any amount payable to any Lender hereunder; (iv) change the definition of “Directing Lenders” or any definition or provision of this Agreement requiring the approval of the Directing Lenders or some other specified amount of Lenders; (v) amend the provisions of the proviso in Section 10(f); or (vi) amend the provisions of this Section 19; and provided, further, that no amendment, waiver or consent shall, unless in writing and signed by Secured Party, affect the rights, duties or obligations of Secured Party under or in respect of this Agreement.

SECTION 20       Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under all applicable laws and regulations. If, however, any provision of this Agreement shall be prohibited by or invalid under any such law or regulation in any jurisdiction, it shall, as to such jurisdiction, be deemed modified to conform to the minimum requirements of such law or regulation, or, if for any reason it is not deemed so modified, it shall be ineffective and invalid only to the extent of such prohibition or invalidity without affecting the remaining provisions of this Agreement, or the validity or effectiveness of such provision in any other jurisdiction.

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SECTION 21       Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute but one and the same agreement.

SECTION 22       Termination. Upon payment and performance in full of all Obligations, the security interest created under this Agreement shall terminate and Secured Party shall promptly execute and deliver to Debtor such documents and instruments reasonably requested by Debtor as shall be necessary to evidence termination of all security interests given by Debtor to Secured Party hereunder. In addition, the Secured Party agrees that if the Company receives a term sheet for an equity financing that would result in the Company receiving at least $10 million in proceeds (including through the conversion of the Notes), then the Secured Party shall take such actions as may be necessary to release the Secured Party’s security interest in the Collateral that constitutes the Company’s Intellectual Property.

SECTION 23       Joint and Several Liability. If Debtor consists of more than one Person, the liability of each Person comprising Debtor shall be joint and several, and each reference herein to “Debtor” shall mean and be a reference to each such Person comprising Debtor. The Debtors agree that any and all of their obligations hereunder shall be the joint and several responsibility of each of them notwithstanding any absence herein of a reference such as “jointly and severally” with respect to any such obligation. The compromise of any claim with, or the release of, any Debtor shall not constitute a compromise with, or a release of, any other Debtor.

SECTION 24       Conflicts. In the event of any conflict or inconsistency between this Agreement and the Notes or the Purchase Agreement, the terms of this Agreement shall control.

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IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement, as of the date first above written.

GRANDPARENTS.COM, INC.

By	/s/ Joseph Bernstein
Name: Joseph Bernstein
Title: Co-Chief Executive Officer

JOHN THOMAS FINANCIAL, INC.,
as Agent

By	/a/ Avi Mirman
Name: Avi Mirman
Title: Head of Investment Banking

[Signature Page to Security Agreement]